UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 24, 2011

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously announced, on September 19, 2011, Jazz Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Azur Pharma Public Limited Company (formerly Azur Pharma Limited), a public limited company formed under the laws of Ireland (“Azur Pharma”), Jaguar Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Azur Pharma (“Merger Sub”), the Company and Seamus Mulligan, solely in his capacity as the representative for the Azur Pharma security holders. Under the terms of the Merger Agreement and subject to the satisfaction or waiver of the conditions therein, the Company and Azur Pharma will combine their businesses in a stock transaction in which (a) Azur Pharma will effectuate a reorganization as described in the Merger Agreement and (b) Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger as a wholly owned subsidiary of Azur Pharma.

In connection with the Merger, Section 4985 of the Internal Revenue Code of 1986, as amended, imposes an excise tax (the “Excise Tax”) on nonstatutory stock options (the “NSOs”) held at any time during the six months before and six months after the closing of the Merger by certain of the Company’s officers, including its Chairman and Chief Executive Officer; Senior Vice President and Chief Financial Officer; Senior Vice President and General Counsel; and Senior Vice President and Chief Regulatory and Compliance Officer (collectively, the “Affected Officers”). The Excise Tax applies even if the NSOs are unvested and even if the NSOs are “underwater” (that is, if the exercise price is greater than the fair market value of the Company’s common stock on the date of closing of the Merger). However, to the extent the NSOs are exercised before the closing of the Merger, then the Excise Tax will not apply to the exercised NSOs.

On October 24, 2011, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), amended the NSOs held by the Affected Officers (as well as those held by non-employee directors of the Company who may be subject to the Excise Tax) to fully accelerate the vesting of such NSOs so that the Affected Officers will have the opportunity to exercise such NSOs before the closing of the Merger. The Affected Officers who exercise such NSOs before the closing of the Merger will be subject to immediate individual ordinary income tax, rather than the Excise Tax that would otherwise be applied to such NSOs on the closing date of the Merger. Absent this vesting acceleration, the Affected Officers (and the non-employee directors) were expected to continue to provide services to the Company over certain periods of time for the NSOs to vest. If the Affected Officers (and the non-employee directors) choose to exercise their NSOs before the closing of the Merger, such individuals will no longer hold these equity awards with intrinsic values based in part on future stock price appreciation and the time-value associated with the NSOs’ ten-year terms. Such vesting acceleration is contingent upon approval of the Merger Agreement and the Merger by the Company’s stockholders and is effective on the first trading day following the filing of the Company’s Form 8-K announcing the results of the Special Meeting of the Company’s stockholders (the “Special Meeting”) at which the adoption of the Merger Agreement and the approval of the Merger will be submitted to a vote of the Company’s stockholders.

The Board also amended the NSOs held by the Affected Officers (as well as those held by non-employee directors of the Company who may be subject to the Excise Tax), effective immediately, to permit (i) “net exercise” as a method of payment of the exercise prices of such NSOs and (ii) the holder of each NSO to elect to satisfy tax withholding obligations triggered by exercise of the NSO by allowing the Company to withhold shares otherwise issuable upon exercise of the NSO with a value equal to the tax withholding obligation. Net exercise means that the number of shares of the Company’s common stock issuable pursuant to the exercise of the NSO is reduced by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price (and any balance is then paid in cash).

Additional information regarding these arrangements may be found in the preliminary proxy statement/prospectus filed by the Company with the SEC on October 26, 2011.

Additionally, on October 24, 2011, the Board, upon the recommendation of the Compensation Committee, amended and restated the Company’s 2007 Equity Incentive Plan, contingent upon consummation of the Merger, to (i) make certain changes in accordance with Irish law, (ii) eliminate the ability to grant stock options where net exercise may be used as a method of payment upon exercise and (iii) if the 2011 Equity Incentive Plan is approved by the Company’s stockholders, eliminate all further automatic annual share reserve increases and reduce the share reserve to 1,000,000 shares available for grant. The Company plans to submit the 2011 Equity Incentive Plan for approval by the Company’s stockholders at the Special Meeting.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company and Azur Pharma have filed documents with the SEC, including the filing by the Company of a preliminary proxy statement/prospectus relating to the proposed Merger and the matters described above, and the filing by Azur Pharma of a registration statement on Form S-4 that includes the proxy statement/prospectus relating to the proposed Merger and the matters described above. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be filed with the SEC by the Company and mailed to the Company’s stockholders in connection with the proposed Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED PRELIMINARY AND, WHEN IT BECOMES AVAILABLE, DEFINITIVE PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, AZUR PHARMA, THE PROPOSED MERGER AND THE MATTERS DESCRIBED ABOVE. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, by directing a request to the Company’s Investor Relations department at Jazz Pharmaceuticals, Inc., Attention: Investor Relations, 3180 Porter Drive, Palo Alto, California 94304, or to the Company’s Investor Relations department at 650-496-2800 or by email to investorinfo@jazzpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on the Company’s website at www.jazzpharmaceuticals.com under the heading “Investors” and then under the heading “SEC Filings.”

The Company and its directors and executive officers and Azur Pharma and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information regarding the special interests of these directors and executive officers in the proposed Merger is included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at the Company as described above.

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01.	Other Events

The disclosure set forth under Item 5.02 above is hereby is incorporated into this Item 8.01 by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Notice to Option Holder Re: Outstanding Nonstatutory Stock Options to Purchase Shares of Jazz Pharmaceuticals, Inc. Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Bruce C. Cozadd
Bruce C. Cozadd Chairman and Chief Executive Officer

Date: October 28, 2011

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Notice to Option Holder Re: Outstanding Nonstatutory Stock Options to Purchase Shares of Jazz Pharmaceuticals, Inc. Common Stock